UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

China Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer

Legal Address: 101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6280-9561

Mailing Address
Suite #601 – 110 Dai-Hou-Bei-Li, Hai-Dian-District, Beijing, PR China 100091
Issuer’s telephone Number: 86-10-6280-9561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into A Material Definitive Agreement

On March 12, 2009, China Holdings, Inc. (the “Company”)’s BOARD has approved  the Company’s  Phase I : 100 Square Kilometers of Land Development - The Master Plan : The Land and City Planning - The Working Schedules.

China Holdings, Inc.
800 Square Kilometers of Land for Real Estate Development in Inner Mongolia, PR China

The ultimate master plan will consist of 100 Square Kilometers of land in Inner Mongolia, PR China. The Company’s objective is to maximize the value of every square meter of land to China Holdings, Inc. and its shareholders’ ultimate benefit. The master plan will be not only exciting but a presentation package that will assist China Holdings’ further worldwide marketing efforts to sell and develop 100 Square KM land parcels in multi-billion dollars as ultimate values.

The Phase IA master plan is consist of 20 Square Kilometers of land in Inner Mongolia, PR China.
The total cost is approximately US$500,000 - US$600,000, full completion in four (4) months (May – August 2009) approximately.

Phase I :  100 Square Kilometers of Land Development
The Master Plan : The Land and City Planning
The Working Schedules:

Month 1  (May – June 2009): Evaluation Phase
Deliverables include:

●	Site and context analysis
●	Program generation
●	Team mobilization
●	Understanding of historic precedents
●	Review of natural and man made morphologies
●	Concept story telling
●	Orchestration of presentation materials
●	Site visit and technical workshop

Month 2 (June – July 2009): Analysis Phase
Deliverables include:

●	Generation of alternative solutions as appropriate
●	Movement system analysis
●	Open space systems analysis
●	Density calculations
●	Selection of preferred mater planning concept

Month 3  (July - August 2009): Synthesis Phase
Deliverables include:

●	Refinement of preferred master plan
●	Development of zoning diagram
●	Alternative site massing diagrams
●	Development of character studies
●	Development of phasing diagram

Month 4 ( August - September 2009): Communication Phase
Deliverables include:

●	Provision of colored master plan
●	Provision of up to 12 character sketches
●	Provision of 3 cross sections
●	Provision of colored master plan - models
●	Provision of colored master plan: marketing materials

China Holdings, Inc.
800 Square Kilometers of Land for Real Estate Development

Phase I :  100 Square Kilometers of Land for Real Estate Development
China Las Vegas :  A New City in Inner Mongolia, PR China

Julianna Lu/The Chairwoman/CEO of China Holdings, Inc. plans to develop the Phase I: 100 Square Kilometers parcel of land in Inner Mongolia into a new city with a planned initial population of one million people in 2009-2016. The first phase will involve creation of a visionary plan for the new city including commercial buildings, and residential development,  five star hotels, shopping centers, casinos, golf courses as well as horse racing facilities and recreation and entertainment facilities.  Julianna Lu/ The Chairwoman /CEO of  China Holdings, Inc. is intended that the new city will have a cosmopolitan flavour combining architecture from many of the world’s great cities including Las Vegas, Paris, London, Rome, Venice, Vancouver, Tokyo, New York and Hong Kong, etc. The land/city development is located near an existing brand-new airport, and served by advanced high speed railway and modern highway.  All of  the required basic infrastructure has already been built by the Chinese Government in later 2008. China Holdings, Inc. is intended that partial development parcels will be sold to major international real estate developers and  China Holdings, Inc. will strictly controlled the land development process so that an efficient, modern attractive world-class city will be created China Holdings, Inc. will also strictly controlling all the government &legal processing for land development. The 800 Sq KM land for development is located within 5 kilometers of a city centre and will be developed with a master plan according to international standards and developed in consultation with the government and international real estate groups. The Company will capture and capitalize the potential significant commercial, industrial, residential and recreational properties development opportunities. The Company expects to generate revenues & profits from its development for the Phase I: 100 square kilometers of real estate in late 2009 or early 2010.

China Holdings, Inc. is intended to develop the 800 Square Kilometers land in Three (3) Phases in next 1-10 years,  includes with Phase I: 100 Square Kilometers including with Phase IA (20 Square KM), Phase IB (30 Square KM), and Phase IC (50 Square KM), and Phase II for 200 Square Kilometers, and Phase III for 500 Square Kilometers.

The Value inherent in the China Holdings, Inc. unique position of The Land Acquisition & Development, Land Right & Ownership for the 800 Million Square Meters Lands of  Residential, Commercial, Industrial and Recreation Lands in Inner Mongolia PR China are truly extraordinary with multi-billions dollars values,  and the progress the Company has made on its initiatives for the coming years signals the ability to capitalize on the underlying potential /profits of land /real estate/properties development in Inner Mongolia, China.

The Company is developing its new version website: www.chinaholding.net with all the updated land development and  new version of www.chinaholding.net will be opening to public in 2-3 months.

ITEM 9.01 Financial Statements and Exhibits.
(a)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.

Date: March 13, 2009	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer
Chairperson of The Board Directors